EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 11, 2011 relating to the consolidated financial statements of Solazyme, Inc. and subsidiary (the “Company”) appearing in the Prospectus dated May 25, 2011 relating to the Company’s Registration Statement No. 333-172790 on Form S-1.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

May 26, 2011